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                                                                   EXHIBIT 99.1


INVESTOR RELATIONS CONTACTS
Yvonne Donaldson                                      Bob Joyce
BindView Corporation                                  FitzGerald Communications
Tel: (713) 561-4023                                   (617) 585-2298
Fax: (713) 561-1023                                   (617) 488-9501
yvonne.donaldson@bindview.com                         bjoyce@fitzgerald.com
http://www.bindview.com

FOR IMMEDIATE RELEASE


        BINDVIEW ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER OF 2003

               REVENUES INCREASE YEAR-OVER-YEAR AND SEQUENTIALLY


      HOUSTON -- JULY 23, 2003 -- BindView Corporation (NASDAQ: BVEW), a leading provider of policy compliance, vulnerability management and directory administration solutions, today announced results for the second quarter ended June 30, 2003. Financial results for the quarter were in line with the company's previously stated expectations.
      Revenues for the second quarter of 2003 were $15.3 million, up from $15.0 million in the second quarter of 2002. This improvement reflected higher services revenues, partially offset by a modest decline in license revenues. Compared with the first quarter of 2003, revenues for the second quarter increased 17 percent. This sequential increase primarily related to a higher number of large transactions closed during the second quarter, initial progress with BindView's newly deployed sales and marketing initiatives and normal seasonality.
       Operating loss for the second quarter of 2003 was $2.3 million compared with a $2.8 million loss in the second quarter of 2002. The lower operating loss reflects increased operating leverage from the company's restructuring initiatives implemented in prior quarters and the increase in revenues.
      Net loss for the second quarter of 2003 totaled $2.1 million, or $0.05 per share, compared with a net loss of $22.5 million, or $0.43 per share, for the second quarter of 2002. The majority of the net loss for the second quarter of 2002 related to a non-cash charge of $19.8 million, or $0.38 per share, to provide a full valuation allowance against the company's deferred tax assets.
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      Operating costs and expenses for the second quarter were $15.8 million compared with $16.4 million in the second quarter of 2002. Total operating costs for the quarter reflect the benefits of the company's expense reduction plans and improved operating efficiency.
      At June 30, 2003, the company's cash and short-term investments were $37.7 million, a decrease of approximately $100 thousand from the preceding year-end and an increase of approximately $275 thousand from March 31, 2003. At quarter-end, the company had no outstanding debt.
      "Our financial performance for the second quarter met our expectations, and we believe we are well positioned to meet our full-year targets," commented Eric Pulaski, BindView's president and CEO. "Our sales and marketing efforts have driven significant growth in our working sales pipeline, which includes an increase in the number of large transactions. We believe that the growth in the pipeline, along with the improvements we're beginning to see in sales and marketing execution, should result in a solid second half of the year for the company.
      "We have also advanced our business in areas that will fuel growth well into 2004, with new products and services such as Compliance Center that enable customers to address the IT implications of regulatory requirements such as the Sarbanes-Oxley Act. With the launch of our next-generation Compliance Center product and execution in key vertical markets such as the federal sector, we are making steady progress with new customer acquisitions," Pulaski continued.
      "While we have made good progress," concluded Pulaski, "like other companies in our market, we are still seeing customers tightly managing their capital and operating expenditures. However, based on our progress we are optimistic that recent investments in our business will enable BindView to grow over the long term and meet or exceed our financial goals for the second half of this year."

Q2 HIGHLIGHTS

      BindView's accomplishments during the second quarter map to the company's strategy to grow revenues through sales and marketing initiatives, strengthen existing product lines, and launch new products as a result of investments in R&D.
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      SALES AND MARKETING INITIATIVES

      Further improving its product differentiation in the market, BindView launched a comprehensive repositioning of the BindView brand and go-to-market messaging, including training and certification of the worldwide Sales organization on all aspects of the brand and messaging, and a corresponding re-design of the company's corporate Web site.
      The company announced joining the HP OpenView Solutions Alliance Program, further extending its relationship with HP. BindView will provide Smart Plug-in
(SPI) capabilities for BindView Vulnerability Management solutions, enabling organizations to use pre-packaged or tailored HP OpenView policies to receive critical alerts on potential vulnerabilities, security misconfigurations and security policy exceptions globally across the enterprise. Additionally, customers will benefit from BindView's ability to publish security policies and best practices policies across their enterprise infrastructures. Together, BindView and HP will conduct a series of joint marketing and sales initiatives targeted at HP OpenView customers and prospects.
       Additional highlights included:

     o BindView secured a new key Big Four partnership, positioning the company's software as a key solution for helping clients establish Sarbanes-Oxley compliance;
     o In the federal, state and local government sectors, BindView continued to gain traction with new accounts and build its pipeline.

      NEW PRODUCTS AND REVENUE OPPORTUNITIES

      To further support customers' ability to meet increased regulatory challenges, BindView enhanced its Policy Compliance solutions portfolio, enabling BindView customers to meet stricter reporting requirements under the Sarbanes-Oxley Act, HIPAA, GLBA and FISMA. BindView's new Compliance Center solution enables organizations to implement and measure internal and external policy standards across their entire infrastructure. Compliance Center provides ongoing feedback about systems that are compliant with risk management guidelines and quickly identifies those that are not, providing step-by-step remediation guidance to help restore compliance.
      BindView also began shipping the Sarbanes-Oxley Compliance Pack for its Policy Compliance suite. Corporations are experiencing increasing pressure to ensure that their business-critical IT infrastructures meet regulatory guidelines, and the Sarbanes-Oxley Compliance Pack provides executives with a "red, yellow, green" dashboard view of the compliance status.

     STRENGTHENING EXISTING PRODUCT LINES

      During the quarter, BindView shipped updates to key existing products. In its Vulnerability Management solution suite, BindView shipped a new version of bv-Control for Windows that enables organizations to automate and simplify security, assessment and auditing.
      In the Directory Administration solutions suite, BindView shipped a new version of its Password Self Service solution. Customers are now able to reset forgotten or lost passwords directly from their personal workstations, eliminating calls to the help desk or a kiosk visit to make changes.
     BindView solutions continue to prove the strength of the company's competitive positioning by winning key industry awards:

     o Policy Operations Center was awarded a "Highly Recommended" commendation in SC Magazine's Awards in the "Best Security Service" category;
     o Policy Operations Center and bv-Control won Network Computing's Editor's Choice Award for security policy monitoring in an in-depth, industry-wide review.

2003 OUTLOOK

      BindView reiterated its expectations for revenues to exceed $67 million for the full year 2003, which would be an increase over revenues generated in 2002. The company anticipates that revenues for both the third and fourth quarters of 2003 will increase compared with the corresponding quarters in 2002 and total at least $39 million. The company believes its ability to achieve its revenue expectations is dependent upon a number of factors including execution of large transactions within its sales pipeline, which the company believes to be sufficient for accomplishing its financial goals for the year. Operating income for the second half of 2003 is anticipated to range between $2.7 million and $2.9 million and net income to range between $2.9 million and $3.1 million, or between $0.06 and $0.07 per share.

SCHEDULED CONFERENCE CALL

      The Company has scheduled a conference call today at 4:00 p.m. CDT to discuss details of the second quarter financial results. Interested parties should dial (877) 502-9273; code 504867. A Webcast also will be provided live at: http://www.bindview.com/About/IR/Calls.cfm/. The conference will be available for replay at (888) 203-1112, code 504867, from July 23 to July 31, 2003.
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ABOUT BINDVIEW CORPORATION

      BindView Corporation is a leading provider of proactive business policy, IT security and directory management software worldwide. BindView solutions and services enable customers to centralize and automate policy compliance, vulnerability assessment, directory administration and migration across the entire organization. With BindView insight at workTM, customers benefit from reduced risk and improved operational efficiencies with a verifiable return on investment. More than 20 million licenses have shipped to 5,000 companies worldwide, spanning all major business segments and the public sector. Contact BindView via email at info@bindview.com or visit our Web site at http://www.bindview.com/. BindView can be reached at 800-749-8439 or 713-561-4000.

Statements in this news release not based on historical fact are "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of factors such as the risk factors and other matters described from time to time in BindView's Form 10-K filings, Form 10-Q filings, and other periodic filings with the Securities and Exchange Commission

Editors Note: BindView(R), the BindView logo, and the BindView product names used in this document are trademarks of BindView Development Corporation, which may be registered in one or more jurisdictions. The names of products of other companies mentioned in this document, if any, may be the registered or unregistered trademarks of the owners of the products.
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                        BINDVIEW DEVELOPMENT CORPORATION
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (in thousands, except per share amounts)

                                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                               JUNE 30,                          JUNE 30,
                                                    -------------------------------   -------------------------------
                                                         2003            2002              2003            2002
                                                    ---------------  --------------   ---------------  --------------
Revenues:
   Licenses                                           $     7,394     $     7,623       $    12,590     $    17,165
   Services                                                 7,921           7,380            15,772          14,643
                                                      -----------     -----------       -----------     -----------
                                                           15,315          15,003            28,362          31,808
                                                      -----------     -----------       -----------     -----------
Cost of revenues:
   Licenses                                                    95              93               211             249
   Services                                                 1,705           1,358             3,137           2,928
                                                      -----------     -----------       -----------     -----------
                                                            1,800           1,451             3,348           3,177
                                                      -----------     -----------       -----------     -----------
Gross profit                                               13,515          13,552            25,014          28,631
Operating costs and expenses:
   Sales and marketing                                      9,269           9,515            17,027          19,878
   Research and development                                 4,567           4,949             8,802           9,968
   General and administrative                               1,956           1,909             3,733           3,818
   Restructuring                                                -               -               549               -
                                                      -----------     -----------       -----------     -----------
                                                           15,792          16,373            30,111          33,664
                                                      -----------     -----------       -----------     -----------
Operating loss                                             (2,277)         (2,821)           (5,097)         (5,033)
Other income, net                                             134             146               253           1,705
                                                      -----------     -----------       -----------     -----------
Loss before income taxes                                   (2,143)         (2,675)           (4,844)         (3,328)
Provision for income taxes                                      -          19,791                 -          19,562
                                                      -----------     -----------       -----------     -----------
Net loss                                              $    (2,143)    $   (22,466)      $    (4,844)    $   (22,890)
                                                    =============   =============       ===========     ============
Loss per share - basic and diluted                    $     (0.05)    $     (0.43)      $   (0.10)      $     (0.44)
                                                    =============     ===========       ========= ==    ===========
Number of shares used to calculate per
 Share amounts, basic and diluted                          46,371          51,719            46,305          51,653

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                        BINDVIEW DEVELOPMENT CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                            ------------------- ------------------
                                                                 JUNE 30,          DECEMBER 31,
                                                                   2003               2002
                                                            ------------------- ------------------
                                                               (UNAUDITED)

Cash and cash equivalents                                   $       37,657      $       37,760
Accounts receivable, net                                             7,800              11,199
Other                                                                1,250               2,052
                                                            --------------      --------------
   Total current assets                                             46,707              51,011

Property and equipment, net                                          6,623               7,816
Investments and other                                                4,743               4,729
                                                            --------------      --------------
       Total assets                                         $       58,073      $       63,556
                                                             =============       =============

Accounts payable                                            $        1,268      $        1,990
Accrued liabilities                                                  6,257               6,341
Accrued compensation                                                 2,570               3,907
Deferred revenues                                                   13,608              12,464
                                                            --------------      --------------
   Total current liabilities                                        23,703              24,702

Deferred revenues                                                    1,605               2,213
Other                                                                1,126               1,215

Common stock                                                             1                   1
Additional paid-in capital                                         104,697             104,332
Accumulated deficit                                                (73,242)            (68,398)
Notes receivable from shareholders                                    (665)               (892)
Accumulated other comprehensive income                                 848                 383
                                                            ---------------     --------------
   Total shareholders' equity                                       31,639              35,426
                                                            --------------      --------------
        Total liabilities and shareholders' equity          $       58,073      $       63,556
                                                             =============       =============

Common shares outstanding                                           46,651              46,278